UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 2, 2011 (February 1, 2011)

SPECTRUM BRANDS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On February 1, 2011, Spectrum Brands, Inc. (the “Company”) completed the previously disclosed refinancing of its Credit Agreement (the “Original Term Credit Agreement”), dated June 16, 2010, by and among SB/RH Holdings, LLC (“SB/RH Holdings”), Credit Suisse AG, as administrative agent, and the lenders party thereto, which provided for a $750 million term loan facility (the “Original Term Facility”) on terms and subject to conditions contained in the Original Term Credit Agreement.  The Company refinanced the outstanding $680 million principal amount of the Original Term Facility (the “Restated Term Facility’) pursuant to the Amendment and Consent, dated as of February 1, 2011 (the “Amendment”), and the Amended and Restated Credit Agreement, dated as of February 1, 2011 (the “Restated Term Credit Agreement”). In connection with the refinancing, the Company expects to record a pre-tax charge of approximately $43 million, of which nearly $36 million is non-cash, in the second quarter of fiscal 2011 ending April 3, 2011.

The Restated Term Facility has the same maturity date of June 16, 2016 and contains the same financial covenants, affirmative covenants and events of default as the Original Credit Agreement.  The negative covenants under the Restated Term Credit Agreement are also substantially similar to the negative covenants in the Original Credit Agreement, except that the Restated Term Credit Agreement provides the Company with a more favorable ability to repurchase other indebtedness and more flexibility for the Company and the guarantors of the Restated Term Facility (collectively, the “Loan Parties”)  to transfer assets, subject to an aggregate cap, to other subsidiaries of the Company under certain circumstances.  Among other things, the Restated Term Credit Agreement contains the following terms which are the same as the comparable provisions under the Original Term Credit Agreement:

  The Company, subject to certain conditions, may increase the amount of the commitment thereunder by an aggregate incremental amount up to $100 million (net of any increase in commitments under the ABL Loan Agreement). As of the date hereof, such incremental amount has not been committed to by any lender.  Obligations under the Restated Term Credit Agreement continue to be guaranteed by SB/RH Holdings and all of the Company’s current and future domestic subsidiaries. The Company’s borrowings under the Restated Term Credit Agreement are secured by (i) first-priority liens on all assets other than Current Asset Collateral (the “Non-Current Asset Collateral”), which Non-Current Asset Collateral also secures the Notes on a pari passu basis and (ii) second-priority liens on the Current Asset Collateral securing obligations under the ABL Loan Agreement, in each case, subject to permitted liens and certain exceptions.
  Subject to exceptions, the Company is required to make certain mandatory prepayments, in amounts equal to (i) 50% (reduced to 25% upon the achievement of a certain specified leverage ratio) of excess cash flow (defined in the Restated Term Credit Agreement the same as the Original Term Credit Agreement) at the end of each fiscal year, (ii) 100% of the net cash proceeds from certain asset sales by the Loan Parties and certain casualty and condemnation events (subject to certain exceptions and reinvestment provisions), (iii) 100% of the net cash proceeds from the issuance or incurrence after the closing date of any additional debt by us or any of our subsidiaries excluding debt permitted under the Restated Term Credit Agreement, and (iv) 100% of net cash proceeds of any purchase price adjustment relating to the Transaction (including the Amendment).
  The Company is required to comply, and to cause its subsidiaries to comply, with various covenants (including maintenance of a maximum leverage ratio and a minimum interest coverage ratio), reporting requirements and other customary requirements for similar facilities.
  The Restated Term Credit Agreement also contains customary events of default, including failure to make payments when due, default under other material indebtedness, breach of covenants, breach of representations and warranties, involuntary or voluntary bankruptcy, and material judgments. During the continuation of a payment default, the Company is required to pay interest at the default rate specified under the Restated Term Credit Agreement.

The following terms under the Restated Term Credit Agreement have been amended, from the comparable provisions under the Original Term Credit Agreement:

  The Restated Term Facility, issued at par, bears interest, at the Company’s option, at a rate per annum equal to the LIBOR rate (adjusted for statutory reserves) subject to a 1.00% floor plus a margin equal to 4.00%, or an alternate base rate plus a margin equal to 3.00%.  The LIBOR rate floor and the corresponding margins under the Original Term Credit Agreement were 1.50%, 6.50% and 5.50%.  In connection with the closing of the Restated Term Facility, the Company paid arrangement fees to Credit Suisse AG.
  Voluntary prepayments of borrowings under the Restated Term Credit Agreement are permitted at any time, in agreed-upon minimum principal amounts. There is a prepayment fee equal to 1.00% of the principal amount of the loans under the Restated Term Facility either optionally prepaid or mandatorily prepaid with proceeds from indebtedness not permitted to be incurred under the Restated Term Credit Agreement in connection with a “repricing transaction” (as defined in the Restated Term Credit Agreement) on or prior to the one year anniversary of the date of the Amendment. Prepayments made after June 16, 2011 will not be subject to premium or penalty (except LIBOR breakage costs, if applicable).
  The Restated Term Facility amortizes at 1% of the $680 million restated principal amount per annum, with the balance being due on the maturity date.  By comparison, the Original Credit Facility amortized at a rate of 2.5% for the first year and 5% per year thereafter, with the balance being due on the maturity date.

This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the documents referenced herein which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q. Interested parties should read these documents in their entirety.

Item 1.02.          Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.          Other Events.

On February 2, 2011, Spectrum Brands Holdings, Inc. issued a press release (the “Press Release”) announcing the closing of the refinancing described in Item 1.01 above. A copy of the Press Release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

		By:	/s/ John T. Wilson
		Name:	John T. Wilson
		Title:	Senior Vice President, Secretary and General Counsel

Dated:	February 2, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 2, 2011